Exhibit 5.4

[Letter of Carey Olsen]

Your Ref:

Our Ref:                GAH/AMA/1004849/0013/G1171109v1

Credit Suisse Group Capital (Guernsey) VIII Limited

Credit Suisse Group Capital (Guernsey) IX Limited

Credit Suisse Group Capital (Guernsey) X Limited

Credit Suisse Group Finance (Guernsey) Limited

all care of

Helvetia Court

Les Echelons

South Esplanade

St Peter Port

Guernsey

31 March 2006

Dear Sirs

Credit Suisse Group Capital (Guernsey) VIII Limited (company number 43980) (“CSVIII”)

Credit Suisse Group Capital (Guernsey) IX Limited (company number 44573) (“CSIX”)

Credit Suisse Group Capital (Guernsey) X Limited (company number 44574) (“CSX”)

Credit Suisse Group Finance (Guernsey) Limited (company number 28538) (“CSGF” together with CSVIII, CSIX and CSX the “Companies” and each a “Company”)

1.             INTRODUCTION

We have acted as Guernsey counsel to the Companies in connection with the registration statement Form F-3 (“Registration Statement”) to be filed under the United States Securities Act of 1933, as amended (“Securities Act”) with the Securities and Exchange Commission on or about 3 April 2006 for the purpose of registering company preferred securities and/or debt securities (as those terms are defined in the Registration Statement) by the Companies as described in the Registration Statement.

2.             INSPECTION

For the purpose of giving this opinion we have examined the following documents:-

O F F I C E S: L O N D O N • J E R S E Y • G U E R N S E Y

PARTNERS:   Ian Beattie   •   Andrew Boyce   •   Nigel Carey
Russell Clark   •   Mark Dunster  •  Michael Eades  •  Fiona Fleming
Konrad Friedlaender   •  John Greenfield   •  Graham Hall
Davey Le Marquand  •  Karen Le Cras •  Ben Morgan
Jason Morgan   •  CONSULTANT:  John Langlois OBE

	20 King Street	Telephone:	+44(0)20 7796 3911
	London	Facsimile:	+44(0)20 7796 4025
	EC2V 8EG	Guernsey:	+44 (0)1481 727272
		E-mail:	info@careyolsen.com
		Website:	www.careyolsen.com

(1)           a copy of the certificate of registration of each of the Companies;

(2)           a copy of the Memorandum and Articles of Association of CSVIII and CSGF as filed at the Greffe (Companies Registry in Guernsey) at the date hereof;

(3)           a copy of the Memorandum of Association of CSIX and CSX as filed at the Greffe (Companies Registry in Guernsey) at the date hereof;

(4)           a copy of Registration Statement executed by each of the Companies;

(5)           a copy of the minutes of the meeting of the board of directors of the CSVIII dated 31 March 2006 at which the directors of CSVIII resolved to accept the terms and conditions of the Registration Statement and to authorise the execution of the Registration Statement;

(6)           a copy of the minutes of the meeting of the board of directors of the CSIX dated 31 March 2006 at which the directors of CSIX resolved to accept the terms and conditions of the Registration Statement and to authorise the execution of the Registration Statement;

(7)           a copy of the minutes of the meeting of the board of directors of the CSX dated 31 March 2006 at which the directors of CSX resolved to accept the terms and conditions of the Registration Statement and to authorise the execution of the Registration Statement;

(8)           a copy of the minutes of the meeting of the board of directors of the CSGF dated 31 March 2006 at which the directors of CSGF resolved to accept the terms and conditions of the Registration Statement and to authorise the execution of the Registration Statement;

(9)           the corporate file of each of the Companies maintained for the purposes of public inspection by H M Greffier (the Registrar of Companies), St. Peter Port, Guernsey on the date hereof;

(10)         certificates provided to us by each of the Companies in the form attached to this letter (the “Certificates”).

3.             SEARCHES

For the purpose of giving this opinion, we have today conducted searches against the Companies at the Greffe (Companies Registry in Guernsey). A company search conducted in Guernsey is limited in respect of the information it produces. Full details regarding share ownership of a company and its directors are only given as at the first day of January in the relevant year. There is no requirement to file at the Greffe information regarding the secretary of a company or regarding mortgages, security interests or charges created by a company other than in respect of real property situate in Guernsey. Further, a company search does not determine conclusively whether or not an order has been made or a resolution has been passed for the winding up of a company or for the appointment of a liquidator or other person to control the assets of a company, as notice of such matters might not be filed immediately and, once filed, might not appear immediately on a company’s public file. Moreover, a company search carried out in Guernsey is unlikely to reveal any information as to any such procedure initiated in any other jurisdiction.

We have not made any investigation of the law of any jurisdiction outside Guernsey.

4.             ASSUMPTIONS

For the purpose of this opinion, we have made the assumptions set out in Schedule 1 to this opinion (without making any investigation thereof). We have not independently verified these assumptions.

5.             OPINIONS

Based upon and subject to the assumptions and qualifications set out in this opinion, we are of the opinion that:

(1)           the Companies are duly incorporated and validly existing under the laws of Guernsey as  limited liability companies and are subject to suit in their own names;

(2)           the Companies have full corporate power, authority and legal right to execute the Registration Statement and all necessary corporate, and other action has been taken to authorise the same;

(3)           subject to:

i)        the Registration Statement becoming effective under the Securities Act;

ii)       CSIX and CSX each adopting and registering with the Greffe, articles of association within six months of 24 March 2006 and which permit each Company to issue company preferred securities and debt securities (as applicable);

iii)      CSIX and CSX increasing their respective share capital, in accordance with Guernsey law, to an amount sufficient to allow the issue of the company preferred securities;

iv)      CSVIII altering its share capital (if necessary), in accordance with Guernsey law, to allow the issue of the company preferred securities;

v)       the consent of the Guernsey Financial Services Commission to the issue of the company preferred securities;

vi)      the Companies duly authorising the issue of the company preferred securities or debt securities (as applicable);

vii)     all documentation required for the issue of the company preferred securities or debt securities (as applicable) being duly authorised and executed by the Companies;

viii)    the due issue of the company preferred securities and debt securities by the Companies (as applicable) and their registration in the respective register of holders; and

ix)       all of the steps outlined above complying with Guernsey law,

the company preferred securities or debt securities (as applicable) will constitute valid and legally binding obligations of each of the Companies, enforceable against each of the Companies respectively in accordance with their terms.

6.             QUALIFICATIONS

The opinions expressed herein are subject to the qualifications set out in Schedule 2 to this opinion.

7.             LIMITATION

This opinion is limited to matters of Guernsey law as it exists at the date hereof with no obligation to keep the terms of the opinion under review and we express no opinion with respect to the laws of any other jurisdiction.

8.             ADDRESSEES

This opinion may be relied on by the addressee of this letter but may not otherwise be transmitted to any other person or relied upon without our express written consent.

9.             CONSENT

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent we do not admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act of 1933, as amended.

Yours faithfully

/s/ CAREY OLSEN

Carey Olsen

SCHEDULE 1

ASSUMPTIONS

(1)           the completeness and the conformity to original documents or instruments of all documents or instruments submitted to us as copies of originals;

(2)           the genuineness of all signatures and seals on the documents and instruments submitted to us for the purposes of this letter and where we have been provided with only signature pages of documents, that the original signed versions of such documents will not differ from the last version of the full documents provided to us;

(3)           that all documents supplied to us as drafts or in agreed form will be duly executed by the respective parties thereto in the form of the documents submitted to us;

(4)           the capacity, power and authority of all parties (other than the Companies) to enter into, and the due authorisation, execution and delivery by all parties (other than the Companies) of the Registration Statement and the binding and enforceable nature of the obligations of all parties under any applicable law other than Guernsey law;

(5)           that all of the parties to the Registration Statement are dealing with each other in good faith and that none of the parties are or will be seeking to achieve any purpose not apparent from the Registration Statement which might render the Registration Statement illegal or void;

(6)           that there are no provisions of the laws of any jurisdiction outside Guernsey which would have any implication for the opinions we express and that, insofar as the laws of any jurisdiction outside Guernsey may be relevant, such laws have been or will be complied with;

(7)           that the governmental or public records or certificates we have searched or examined are complete and accurate and do not fail to disclose any material information which has been properly presented for registration;

(8)           that the meetings of the boards of directors of the Companies referred to above was duly convened and quorate throughout;

(9)           that the corporate representatives representing their respective corporate directors at the meetings of the boards of directors of the Companies referred to above were properly appointed in accordance with the Articles of Association of their respective corporate directors;

(10)         that the resolutions of the directors of the Companies referred to above have not been superseded in any respect;

(11)         that the directors of each of the Companies have acted prudently for the commercial benefit of that Company and in good faith and have disclosed all personal interests in the transactions contemplated in the Registration Statement;

(12)         that the powers of the Companies and the powers and authority of the directors of the Companies have not been restricted in any way other than as set out in the Registration Statement or the Memorandum and Articles of Association of the Companies;

(13)         that the Certificates are complete and accurate as at the date hereof;

(14)         that wherein the Registration Statement pursuant to which the Company gives a power of attorney have been executed on behalf of each Company by either one director of that Company and the company secretary or under the seal of that Company; and

(15)         that the Companies are not insolvent or unable to pay their debts as they fall due and will not become insolvent or unable to pay their debts as they fall due as a result of it entering into the Registration Statement.

SCHEDULE 2

QUALIFICATIONS

(1)           the validity and enforcement of the company preferred securities and debt securities may be limited by statutes of limitation, lapse of time and by laws relating to bankruptcy, insolvency, liquidation, arrangement, moratorium or re-organisation or other laws relating to or affecting generally the enforcement of the rights of creditors, and claims may be or become subject to set-off or counterclaim;

(2)           where any party to the Registration Statement is vested with a discretion or may determine a matter in its opinion, courts in Guernsey may require that such a discretion be exercised reasonably or that such an opinion be based on reasonable grounds;

(3)           a Guernsey court may refuse to give effect to any of the undertakings to pay costs made by the Companies under the Registration Statement and may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before the court;

(4)           we express no opinion on the accuracy or completeness of any statements or warranties of fact set out in the Registration Statement save insofar as an express opinion is given herein in respect thereof, which statements and warranties we have not independently verified;

(5)           specific performance will not be available in Guernsey in respect of any of the obligations of the Companies under the Registration Statement and equitable remedies will not necessarily be available as the Courts of Guernsey do not generally recognise equitable remedies.